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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 31, 2000, except for Note K, as to which the date is October 10, 2000 in the Registration Statement (Form S-1) and related Prospectus dated October 12, 2000 of Athersys, Inc. for the registration of its common stock.


                                        /s/ Ernst & Young LLP

Cleveland, Ohio
October 12, 2000